UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 2, 2014

Date of Report (Date of earliest event reported)

SUCCESS ENTERTAINMENT GROUP INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Nevada	333-188401	99-0385424
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

531 Airport North Office Park Fort Wayne, Indiana	46825
(Address of principal executive offices)	(Zip Code)

(260) 490-9990

Registrant’s telephone number, including area code

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On December 2, 2014, the Board of Directors of Success Entertainment Group International, Inc., a Nevada corporation (the "Company"), accepted the resignation from Steve Chen as the Chief Executive Officer and approved the consent from and appointment of Chris (Chi Jui) Hong as the Chief Executive Officer and a member of the Board of Directors. Therefore, as of the date of this Current Report, the Board of Directors consists of three members: (i) Steve Andrew Chen; (ii) Brian Kistler; and (iii) Chris (Chi Jui) Hong.

Chris (Chi Jui) Hong Biography. During the past thirty years, Mr. Hong has been involved in investment management specializing in business model innovation and capital investment. Mr. Hong has served as a member of board of directors for several publicly listed companies in Taiwan and Hong Kong, including Acme Food Groups, Sinho Group, SPC Inc. and ORFF Inc. Mr. Hong works between Taiwan and China. Mr. Hong will be focusing on acquisitions or mergers with potential candidate enterprises and businesses. He intends to target potential investments in approximately thirty well-known brands to assist the Company in becoming a major holding group over the next ten to twenty years.

Mr. Hong graduated from Fu Jen Catholic University with a B.S. and EMBA degree majoring in mass communications.

Steve Chen Biography. During the past twenty years, Mr. Chen has been involved with a number of merger and acquisition activities involving both publicly traded and private companies. Several of the acquisitions involved the integration of chain stores and brand names, fiber optics, alternative energy technology, the Internet and logistics. Mr. Chen is also a renowned inspirational marketing speaker and a top-selling author of numerous self motivation books and multi-media courses. Mr. Chen is current the chairman of Success Holding Group Inc. (Cayman Islands) and the chairman of Success Prime Corp. (Taiwan). Mr. Chen was born in Taiwan and studied at Pepperdine University. He currently resides in both Taiwan and China.

2

Brian Kistler Biography. Mr. Kistler has extensive work history of over twenty five years in the financial services industry. He began working at the securities firm Edward Jones in 1987. Mr. Kistler then joined Linsco/Private Ledger in 1992, an independent broker/dealer firm, where he worked as an independent contractor. In 1994 he was recruited by broker/dealer Hilliard Lyons to develop the northeast area of Indiana. In 1999 Mr. Kistler joined Raymond James & Associates to manage their recently acquired Fort Wayne, Indiana office. Subsequently, he became the manager of nine (9) Raymond James offices in northern Indiana. During his time as manager, the revenues and assets under management grew substantially as a direct result of Mr. Kistler's ability to recruit, retain and train high quality financial advisers. Mr. Kistler left Raymond James in December 2005 to focus on the development of the Freedom Energy Holdings. Mr. Kistler is the founder of the Freedom Energy Holdings and serves as president and as its chief executive officer. Mr. Kistler serves as consultant to many public companies, assisting with the preparation and compliance of regulatory filings and corporate governance.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

Not applicable.

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUCCESS ENTERTAINMENT GROUP INTERNATIONAL INC.

Date: December 8, 2014	By:	/s/ Brian Kistler
Brian Kistler
President

4